UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2010
VENTAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10989	61-1055020

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wacker Drive, Suite 4800, Chicago, Illinois	60606

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (877) 483-6827
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On February 18, 2010, Ventas, Inc. (the “Company”) issued a press release announcing its results of operations for the quarter and year ended December 31, 2009. The press release refers to supplemental information regarding the Company, including its consolidated financial statements, that is available on the Company’s website at www.ventasreit.com.
Copies of the press release and supplemental information are furnished herewith as Exhibits 99.1 and 99.2, respectively, and incorporated in this Item 2.02 by reference.
The press release states that the Company’s normalized funds from operations (“FFO”) for the year ended December 31, 2009 were $409.0 million, or $2.68 per diluted common share, as compared to $379.5 million, or $2.71 per diluted common share, for the year ended December 31, 2008. FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the year ended December 31, 2009 was $393.4 million, or $2.58 per diluted common share, as compared to $412.4 million, or $2.95 per diluted common share, for the year ended December 31, 2008. The Company’s net income attributable to common stockholders for the year ended December 31, 2009 was $266.5 million, or $1.74 per diluted common share (after discontinued operations of $71.7 million), as compared to $222.6 million, or $1.59 per diluted common share (after discontinued operations of $47.2 million), for 2008.
For the quarter ended December 31, 2009, the Company’s normalized FFO was $104.8 million, or $0.67 per diluted common share, as compared to $94.0 million, or $0.66 per diluted common share, for the quarter ended December 31, 2008. NAREIT FFO for the fourth quarter of 2009 was $104.0 million, or $0.66 per diluted common share, as compared to $97.6 million, or $0.68 per diluted common share, for the fourth quarter of 2008. The Company’s net income attributable to common stockholders for the fourth quarter of 2009 was $54.1 million, or $0.35 per diluted common share (after discontinued operations of $0.3 million), as compared to $57.5 million, or $0.40 per diluted common share (after discontinued operations of $14.6 million), for the comparable period in 2008.
The press release also states that the Company expects its normalized FFO for the year ending December 31, 2010 to be between $2.69 and $2.75 per diluted common share and normalized FAD to be between $2.55 and $2.62 per diluted common share. The Company expects its net income attributable to common stockholders for 2010 to be between $1.38 and $1.47 per diluted common share.

FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, managers’ or borrowers’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, merger integration, growth opportunities, dispositions, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.
The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to meet and/or perform their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and its ability to identify, underwrite, consummate, finance and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (d) the nature and extent of future competition; (e) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (f) increases in the Company’s cost of borrowing as a result of changes in interest rates and other factors; (g) the ability of the Company’s operators and managers, as applicable, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (h) the results of litigation affecting the Company; (i) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues and its ability to access the capital markets or other sources of funds; (j) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2009 and for the year ending December 31, 2010; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to reposition its properties on the same or better terms in the event such leases expire and are not renewed by the Company’s tenants or in the event the Company exercises its right to replace an existing tenant upon default; (n) risks associated with the Company’s senior living operating portfolio, such as factors causing volatility in the Company’s operating income and earnings generated by its properties, including without limitation national and regional economic conditions, costs of materials, energy, labor and services, employee benefit costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) the movement of U.S. and Canadian exchange rates; (p) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators, including the rent escalator for Master Lease 2 with Kindred Healthcare, Inc., and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate liability and other insurance from reputable and financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of the Company’s tenants, operators, borrowers and managers, and the ability of the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) the ability and willingness of the lenders under the Company’s unsecured revolving credit facilities to fund, in whole or in part, borrowing requests made by the Company from time to time; (t) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; and (u) the impact of any financial, accounting, legal or regulatory issues that may affect the Company or its major tenants, operators or managers. Many of these factors are beyond the control of the Company and its management.
Item 8.01. Other Events.
On February 18, 2010, the Company also announced that its Board of Directors declared a regular quarterly dividend of $0.535 per share, payable in cash on March 31, 2010 to stockholders of record on March 12, 2010.

Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Not applicable.
(b) Pro Forma Financial Information.
Not applicable.
(c) Shell Company Transactions.
Not applicable.
(d) Exhibits:

Exhibit
Number	Description

99.1	Press release issued by the Company on February 18, 2010.

99.2	Ventas, Inc. Fourth Quarter 2009 Supplemental Data.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.
Date: February 18, 2010	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release issued by the Company on February 18, 2010.

99.2	Ventas, Inc. Fourth Quarter 2009 Supplemental Data.